Exhibit 3.1
                             ARTICLES OF AMENDMENT
                                       TO
                           ARTICLES OF INCORPORATION
                                       OF
                              TRANSIT GROUP, INC.

Pursuant to the provisions of section 607.0602, Florida Statutes, this Florida profit corporation adopts the following articles of amendment to its articles of incorporation:


FIRST: Amendment(s) adopted:

     THE TERMS, PREFERENCES, RIGHTS AND LIMITATIONS OF SERIES A CONVERTIBLE
           PREFERRED STOCK OF TRANSIT GROUP, INC. AS ATTACHED HERETO.

SECOND: If an amendment provides for an exchange, reclassification or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself, are as follows:

                  N/A

THIRD: The date of each amendment's adoption:  May 13, 1999

FOURTH: Adoption of Amendment(s)

                  The amendment(s) was/were duly adopted by the board of directors without shareholder action and shareholder action was not required.


Signed this 13th day of May, 1999.


Signature:    /s/ Philip A. Belyew
Name:         Philip A. Belyew
Title:        Director